UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

CrossAmerica Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Hamilton Street, Suite 200 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 CHANGES IN CONTROL OF REGISTRANT
As previously disclosed, CST Brands, Inc., a Delaware corporation (“CST”), entered into an Agreement and Plan of Merger, dated as of August 21, 2016 (the “Merger Agreement”), with Circle K Stores Inc., a Texas corporation (“Circle K”), and Ultra Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Circle K (“Merger Sub”). Circle K is a wholly owned subsidiary of Alimentation Couche-Tard Inc. (“ACT” or “Couche-Tard”). From October 1, 2014 to the Effective Time of the Merger (as defined below), CST indirectly owned all of the membership interests of the sole member of CrossAmerica GP LLC, a Delaware limited liability company (the “General Partner”), the general partner of the Partnership, all of the incentive distribution rights of the Partnership and a minority percentage of the common units representing limited parter interests in the Partnership.
On June 28, 2017, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, Merger Sub merged with and into CST (the “Merger”). At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and CST survived the Merger as an indirect, wholly owned subsidiary of Circle K. Pursuant to the Merger Agreement, at the Effective Time each share of common stock of CST issued and outstanding immediately prior to the Effective Time (other than shares owned by CST as treasury stock and shares owned by Circle K or Merger Sub, or by any subsidiary of CST, Circle K or Merger Sub, and any shares for which dissenters’ rights have been properly exercised and not withdrawn or lost under Delaware law) was converted into the right to receive $48.53 in cash, without interest and subject to applicable withholding taxes (the “Merger Consideration”).

As a result of the Merger, at the Effective Time, Circle K indirectly acquired all of the equity interests in the General Partner, as well as a 20.5% limited partner interest in the Partnership and all of the incentive distribution rights in the Partnership. Circle K, through its ownership interest in the sole member of the General Partner, has the ability to appoint all of the members of the board of directors of the General Partner and to control and manage the operations and activities of the Partnership.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Board of Directors

In connection with the Merger, and at the Effective Time, the following directors of the General Partner voluntarily resigned from the board of directors of the General Partner: Kimberly S. Lubel, Clayton E. Killinger and S. Eugene Edwards. These resignations were not a result of any disagreements between the General Partner or the Partnership and any of the resigning directors on any matter relating to the General Partner’s or the Partnership’s operations, policies or practices. Justin A. Gannon, Jeremy L. Bergeron, Joseph V. Topper, Jr. and John B. Reilly, III will continue to serve as directors of the General Partner.

At the Effective Time, the following individuals were appointed to the board of directors of the General Partner: Timothy Alexander Miller, Claude Tessier, Jean Bernier and Mickey Kim. Mr. Miller was concurrently appointed to serve as Chairman of the board of directors of the General Partner.

Timothy Alexander Miller (45). Mr. Miller has served as Senior Vice President, Global Fuels of Couche-Tard since February 2016. From October 2012 to January 2016, he held the position of Vice President, Fuel. Mr. Miller joined Couche-Tard in January 2012, as Director of Fuels, Real Estate and Facilities. Prior to joining Couche-Tard, he was with BP Plc. for 16 years in a variety of operational, supply, business development and strategy roles in the United States and Europe. He holds a bachelor’s degree in Business Administration from Southern Illinois University.

Claude Tessier (53). Mr. Tessier has served as Chief Financial Officer of Couche-Tard since January 2016. Prior to joining Couche-Tard, Mr. Tessier held the position of President of the IGA Operations Business Unit at Sobeys Inc. from 2012 to 2016 and was a member of Sobeys Inc.’s Executive Committee. He joined the management team of Sobeys Quebec Inc. in 2003 as Senior Vice President, Finance & Strategic Planning. Mr. Tessier has spent most of his professional career in the food industry after serving in several finance positions. Prior to his position with Sobeys Inc., Mr. Tessier gained more than 15 years of senior financial leadership experience with Fly Furniture, Provigo, Inc. and Costco, including in Chief Financial Officer and Vice President roles. He has also held management positions in Mallette International and PricewaterhouseCoopers LLP (formerly Coopers & Lybrand). Furthermore, he has been involved with various social and community organizations, most notably the Fondation Charles Bruneau. He also participated in the fundraising campaign of the Fondation de l’Institut de tourisme et d’hôtellerie du Québec. He currently serves as a board member for La Maison des Soins Palliatifs de Laval, a non-profit organization that provides care for patients in terminal phase of illness. Mr. Tessier holds a bachelor’s degree in Accounting from the Université du Québec à Montréal (1986) and has been a member of the Canadian Institute of Chartered Accountants since 1987.
Jean Bernier (60). Mr. Bernier has served as Group President, Global Fuels and North-East Operations of Couche-Tard since March 2016. He previously held the position of Group President Fuel Americas and Operations North East since July 2012. Mr. Bernier has over 25 years of experience in the convenience store, fuel and grocery store sectors of the retail industry. Prior to joining Couche-Tard, Mr. Bernier was Executive Vice President of Valero Energy Corporation as well as President of Ultramar Ltd., the Canadian subsidiary of Valero Energy Corporation where he was responsible for the company’s retail operations as well as corporate functions of communications, supply chain management and information services. From 1996 to 2011, Mr. Bernier held various senior management roles with Ultramar Ltd., including Vice-President Retail Operations in 1998 and 1999 and President from 1999 to 2011. Prior to joining Ultramar Ltd., Mr. Bernier served for nine years in a variety of senior management positions at Provigo, Inc. and held President, Vice-President and Chief Operating Officer level positions. Mr. Bernier holds a master’s degree in Industrial Relations from the University of Waterloo, Ontario as well as a bachelor’s degree from the Université de Montréal.

Mickey Kim (59). Mr. Kim is a Member, Chief Operating Officer and Chief Compliance Officer of Kirr, Marbach & Company, LLC (“KM”), a registered investment adviser. Mr. Kim joined KM in 1986 and has been the firm’s Chief Operating Officer since 1996 and Chief Compliance Officer since 2004. Mr. Kim has also served as Vice-President, Treasurer and Secretary of Kirr, Marbach Partners Funds, Inc., a registered investment company, since 1998.  Prior to his position with KM, Mr. Kim was a Senior Research Analyst at Driehaus Capital Management, a Chicago investment management firm, from 1982 to 1985.  Mr. Kim has been a Chartered Financial Analyst (CFA) charterholder since 1985 and passed the Certified Public Accountant examination in 1980. He holds a bachelor’s degree in Accounting from the University of Illinois (1980) and a Master’s degree in Business Administration from the University of Chicago (1982).

Following the Effective Time, the audit committee of the General Partner will be comprised of Messrs. Reilly, Gannon and Kim, and the conflicts committee of the General Partner will be comprised of Messrs. Reilly, Gannon and Kim. Mr. Gannon will serve as Chairman of the audit committee and Mr. Kim will serve as Chairman of the conflicts committee.

There is no arrangement or understanding between any of these newly elected directors and any other person pursuant to which such directors were elected. There are no relationships of the newly elected directors that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Officers

In connection with the Merger, and at the Effective Time, the following officers of the General Partner voluntarily resigned from their respective roles with the General Partner: Clayton E. Killinger resigned from his role as Executive Vice President and Chief Financial Officer, Hamlet T. Newsom, Jr. resigned from his role as Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, Steven M. Stellato resigned from his role as Vice President and Chief Accounting Officer and David Hrinak resigned from his role as Executive Vice President and Chief Operating Officer.

In connection with the Merger, at the Effective Time, the board of directors of the General Partner appointed the following individuals to the offices of the General Partner indicated: Jeremy L. Bergeron was appointed President and Chief Executive Officer (principal executive officer), Matthew McCure was appointed Vice President Operations (principal operating officer), and Evan W. Smith was appointed Vice President Finance and Chief Financial Officer (principal financial officer and principal accounting officer).

Jeremy L. Bergeron (44) - President and Chief Executive Officer. Mr. Bergeron was appointed President of the General Partner in March 2015 and a member of the board of directors of the General Partner in October 2015. Prior to that, Mr. Bergeron served as the Senior Vice President of Integration & Development Operations for CST and he served as Vice President and Treasurer for CST since its spin-off from Valero Energy Corporation in 2013. Mr. Bergeron was with Valero Energy Corporation for 17 years, where he held leadership roles with increasing responsibility over that time. He earned a bachelor’s degree of Business Administration in Management and Information Systems from the University of the Incarnate Word and a Master of Business Administration from the University of Texas at San Antonio. He is also a 2014 graduate of the Stanford Executive Program.

Matthew McCure (43) - Vice President Operations. Mr. McCure served as Vice-President of National Wholesale Fuels & Worldwide Franchise for Couche-Tard since April 2014. From May 2008 until April 2014, he was Vice-President of Circle K Southeast US Company Operations. Prior to that, he held various positions within the Southeast & Midwest Circle K business unit ranging from Regional Director of Operations, Director of Marketing & Fuel, and Director of Facilities. He joined Couche-

Tard in 2001. Mr. McCure has been in the Convenience Store and Fuel Station business since 1996. Prior to joining Couche-Tard, he spent six years working in the Southeast US for Swifty Serve/Camp Oil Company. There he held the Director of Facilities position after starting his career as a Project Manager. He also gained experience in the Marketing, Fuel Operations and Real Estate Departments. He graduated from the University of Illinois with a bachelor’s degree in Civil Engineering.

Evan W. Smith (46) - Vice President Finance and Chief Financial Officer. Mr. Smith served as Vice President and Treasurer of CST and the General Partner since April 2015. From January 2014 to March 2015, Mr. Smith was an independent investor and consultant providing corporate finance advisory services in the oil and gas industry. He has more than twenty years of finance and capital markets experience, including as a portfolio manager with US Global Investors Inc. from 2004 to 2013, sell-side equity research analyst with Sanders Morris Harris Inc. in Houston from 1998 to 2004, and valuation consultant for Arthur Andersen LLP in Houston from 1994 to 1998, where he began his career. Mr. Smith serves on the board of the CFA Society of San Antonio and has been a CFA charterholder since 2001.  He earned a bachelor of science degree in Mechanical Engineering from the University of Texas at Austin.
None of the newly appointed officers of the General Partner have employment contracts with the Partnership. The Partnership does not directly employ the officers of the General Partner and does not have control over their compensation. The officers of the General Partner are employed by Circle K and its affiliates, and they participate in Circle K and its affiliates’ employee benefit plans and arrangements. There are no family relationships between any of the newly appointed officers of the General Partner and any other director or executive officer of the General Partner.  There are no relationships of the newly appointed officers that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Item 7.01 REGULATION FD
On June 28, 2017, the Partnership issued a press release relating to the consummation of the Merger. A copy of such press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
The following exhibit has been furnished with this report:

Exhibit No.	Description
99.1	Press Release dated June 28, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Giovanna Rueda
	Name:	Giovanna Rueda
	Title:	Corporate Secretary

Dated: June 28, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 28, 2017